DEFINITIVE COPY OF INFORMATION STATEMENT


     As filed with Securities and Exchange Commission on November 29, 1996

                                                       Registration No. 2-66073



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C., 20549


                            SCHEDULE 14C INFORMATION


                                      under

                            Reg. Section 240.14c-101.

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of l934

   Check the appropriate box:

[ ]  Preliminary Information Statement
[X]  Definitive Information Statement

                             NRM INVESTMENT COMPANY
                             ----------------------
                  (Name of Registrant As Specified In Charter)

                     Edward Fackenthal, Assistant Secretary
                     --------------------------------------
              (Name of Person(s) Filing the Information Statement)

     No filing fee for this registered investment company is required by reason of the amendment to EDGAR Filer Manual and Rule 301 of Regulation S-T for filings after October 7, 1996.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            OF NRM INVESTMENT COMPANY

                                       for

                                December 19, 1996

     The annual meeting of the shareholders of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 19, 1996 at 9:00 a.m.

     Inquires about the agenda for the meeting should be addressed to the Company's principal executive offices at Suite 112, Building 3, Rosemont Business Campus, 919 Conestoga Road, Rosemont, Pennsylvania 19010, or telephone 610 525 0904.


             We Are Not Asking You for a Proxy and You are Requested
                            Not To Send Us a Proxy.



     This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on November 29, 1996.

                 Security Ownership of Certain Beneficial Owners
                                 and Management

     The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders.

     Table I shows the number of shares the directors own. Table II contains certain biographical information about the directors.

     Note that in addition to being directors, John H. McCoy is Chairman of the Board and President, and Thomas F. Kilcullen, Jr. is Treasurer and Secretary. George W. Connell is the principal officer of the Company's investment advisor, Rittenhouse Financial Services, Inc. Messrs. McCoy, Somers and Rainer have been directors of the Company since its inception as an investment company in 1979. Mr. Kilcullen has been a director since December, 1990 and Mr. Connell, since December 1992.

     Information for Table I regarding the shares these individuals own was furnished by Investors Trust Company, Wyomissing, Pa., the Company's Administrator, transfer agent and provider of certain other services.

     The Company has issued one class of stock.

                                     Table I

                                                                Percentage of
Name and address               No. of Shares                      Ownership
------------------------------------------------------------------------------

John H. McCoy                   2,817,680                          66.0%
1010 Broadmoor Road
Bryn Mawr, Pa 19010



Francis J. Rainer                 240,000                           5.6%
2 Campus Blvd.
Newtown Square, Pa., 19073

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

Joseph V. Somers                  235,055                           5.5%
1518 Mt. Pleasant Road
Villanova, PA 19085


Thomas F. Kilcullen, Jr.          200,000                           4.7%
4 Carriage Way
Berwyn, PA 19312


George W. Connell                 149,799                           3.5%
#2 Radnor Corporate Center
100 Matsonford Road
Radnor, PA  19087


                                    Table II


                                            Principal Occupation
                          Position              During Past
Name                   with Registrant           Five Years
------------------------------------------------------------------------------

(1) John  H.  McCoy         Director,        Presently retired;
                            President        former President
                                             of National Rolling
                                             Mills, Inc., a steel
                                             rolling plant, since
                                             August 1979. Prior
                                             thereto, he was
                                             President and Director
                                             of National Rolling  Mills Co.
                                             74 years old.

---------------
(1) John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940. Mr. McCoy owns 66% of the outstanding shares of the Company, is its chief executive officer and controls the company. Mr. Connell is the principal of the investment adviser for the Company and owns 3% of the Company's stock.

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

Joseph  V.  Somers         Director          Presently retired;
                                             former President of
                                             Somers Construction
                                             Company and Vice President
                                             of Industrial Lift Truck Co.
                                             75 years old.

Francis J. Rainer          Director          President of Rainer
                                             & Company a Professional
                                             Corporation. He is also Vice-
                                             Chairman of the Board of
                                             Delaware Valley Savings Bank.
                                             73 years old.

Thomas F. Kilcullen, Jr.   Director          Presently retired;
                           Treasurer, and    former Vice President,
                           Secretary         Treasurer and Secretary of
                                             National Rolling Mills Inc.
                                             since August 1979. Prior
                                             thereto, he was Vice
                                             President and Treasurer of
                                             National Rolling Mills Co.
                                             66 years old.

(1) George W. Connell                        President, Director and sole
                                             shareholder of Rittenhouse
                                             Financial Service, the Company's
                                             investment advisor; President
                                             and director of Rittenhouse
                                             Financial Securities, a register
                                             brokerage dealer; President,
                                             Director and sole shareholder
                                             of Rittenhouse Trust Company
                                             a Commercial Bank and Trust Co.
                                             61 years old.

---------------
(1) See note 1 on prior page.

     The officers and directors are not compensated by the Company except for $250 per directors meeting attended. All of the directors attended at least three of the four quarterly meetings in the last fiscal year. The Company has no audit, compensation, or nomination committees. The following is a table of the directors' sole compensation from the Company for the year ended August 31, 1996:

                    McCoy           four meetings           $1,000
                    Kilcullen       four meetings           $1,000
                    Somers          three meetings          $  750
                    Connell         four meetings           $1,000
                    Rainer          four meetings           $1,000

                      Total directors' compensation         $4,750






                           The Agenda for the Meeting

                                       A

                       Announcements to the Shareholders

     The following are items of information expected to be announced to the shareholders; no action will be required by them.

                                       I

                                 Annual Report

     The Company's annual report for the year ending August 31, 1996 was sent to shareholders of record on October 30, 1996; the board and a representative of the Company's investment advisor will be present to discuss the contents of the report with the shareholders. Any shareholder who wishes will have the


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

opportunity to make a statement should he or she desire. No representative of the present or previous public accountant is expected to be present. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on October 30, 1996.(1) Any shareholder wishing a copy of the annual report may obtain the same without cost by calling counsel for the Company, collect, at (610) 279-3370.


                                       II

     Management will recommend to the Board, and the Board, if accepted, will announce its resolution to continue with the employment of present officers, counsel, custodian, transfer agent, and books and records administrator for the ensuing year.


                                       B


                           Action by the Shareholders


                           Tabulation of Shareholders


         There are, as of the November 29, 1996 record date, 4,283,680


----------------
(1) The Company hereby requests the Securities and Exchange Commission to treat the report as a part of this information statement, and incorporates it herein by reference.

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

outstanding shares of the Company, held in one class by 117 shareholders. Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present at the meeting and the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business. There are not expected to be "broker non-votes" or abstentions. Should sufficient shares be thus represented, the Chairman will proceed with the following business:


                                       I
                             Election of Directors

     The Chairman of the meeting will entertain nominations for directors for the ensuing year. Nominations by management will be the existing board of John
H. McCoy, Joseph V. Somers, Francis J. Rainer, Thomas F. Kilcullen, Jr. and George W. Connell. The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

     At the close of nominations, there will be an appointment of a judge of election, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman. Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

                                       II

                             Employment of Auditors

     Ernst & Young, LLP, a firm of independent auditors, Reading, Pennsylvania, was the Company's auditors for the fiscal period ending August 31, 1996 and for at least the two most recently concluded fiscal years preceding fiscal 1996. Ernst & Young resigned its position effective as of August 31, 1996 and, retroactive to the same date, the Company's Board of Directors, acting at its September 19, 1996 regular meeting, appointed Beard & Company, Inc. with offices at One Park Plaza, P.O. Box 311, Reading, Pennsylvania, 19603 as independent auditor for the current fiscal year. The decision to change auditors related solely to the cost of providing auditing services for the current year, and not to a disagreement of any other kind.

     There will be placed before the shareholders a motion to ratify the action of the Board of Directors at their September 19, 1996 meeting to employ Beard & Company for the current fiscal year.

                                       III

                             Reemployment of Advisor


     Since December 9, 1992, Rittenhouse Financial Services, Inc. (RFS) has

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

served as the Company's investment advisor. RFS was organized in 1979 by George
W. Connell, a 1958 graduate of the University of Pennsylvania and former first Vice President of Drexel Burnham Lambert, Incorporated. He is president, a director and sole shareholder of RFS, and president and director of Rittenhouse Trust Company (a commercial bank and trust company) and Rittenhouse Financial Securities (a registered broker dealer) which is a subsidiary of Rittenhouse Trust Company. Through its own activities and that of its related companies, RFS provides advisory, brokerage and other financial services to individual and institutional clients. The offices of the parent company are at No. 2 Radnor Corporate Center, 100 Matsonford Road, Radnor, Pa. 19087.

     The directors of RFS, in addition to George Connell, are David M. Robinson, an RFS employee, and Bruce A. Rosenfield, counsel. They may be contacted at the offices of RFS.

     Heretofore, RFS has been engaged as an advisor to the Company to render opinions on best price and execution for trades executed in the account. It also opines on the suitability of securities purchases and trading activity to meet the goals and objectives of the Board and shareholders. RFS has 17 years of experience in managing or advising clients' fixed income assets as well as a long history of working with the Company. Its experience of trading with a wide variety of Wall Street firms


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

gives the Board a broad view of trading effectiveness. It can leverage its current duties as a manager or advisor to over $l billion of fixed income assets which is useful in advising the Company. Its research contacts on Wall Street, in addition to its in-house capabilities, give the Board a unique perspective on economics and forecasts of future rate movements. RFS also is advisor to Shepmeyers Investment Company, a mutual fund having a portfolio of approximately $15,000,000 invested, in short term municipal bonds. Mr. Connell, either alone or with a member of his staff, personally attends to the business of advising the Company and, in his capacity as a director, attends the Company's board meetings. His advice over the number of years he has advised the Company, has proved thoughtful and valuable. The other four board members have known him for more than 30 years, and as a result of their knowledge, feel certain of his intelligence and integrity, and his ability to head the firm that has advised the Company.

     Based upon the foregoing, the Board, has fully satisfied itself with the qualities and capabilities of RFS and its staff. In recommending the re-employment of RFS, the directors give the greatest weight to the intelligence and integrity of the firm's principal, and significant weight to the principal's experience and personal success in the securities industry. If approved, RFS will serve as advisor for the calendar year ending December 31, 1997.

     The reemployment of the advisor need not be submitted to the vote of security holders; nevertheless it is the Company's policy to do so, yearly. Should the security holders reject the Board's recommendation, other advisors will be sought. The advisor's principal, George Connell, as explained above, is a current director and seeks nomination to be a director for the next calendar year.

     The advisor furnishes investment advice to the Board, acting as an investment committee on a non-discretionary basis. The contract is terminable upon notice by the Company, and upon 60 days notice by the advisor. No changes in the contract are ex-

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

pected for the coming year; compensation for the advisor for the past year and for the coming year was, and is expected to be, at the annual rate of $10,000. No funds were paid to an affiliated broker.

     The Company will entertain any other business which is properly presented to the shareholders.


                                         Edward Fackenthal
                                         Assistant Secretary

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